As filed with the Securities and Exchange Commission on October 9, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TILRAY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-4310622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

265 Talbot Street West
Leamington, Ontario, Canada
(844) 845-7291
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Irwin D. Simon
Chief Executive Officer
265 Talbot Street West
Leamington, Ontario, Canada
(844) 845-7291
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Mitchell Gendel Global General Counsel Tilray Brands, Inc. 265 Talbot Street West Leamington, Ontario, Canada (844) 845-7291	Christopher P. Giordano, Esq. Penny Minna, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 (212) 335-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Registration Statement contains the following documents:
•	a base prospectus which covers the offering, issuance and sale by the registrant of the securities identified below from time to time in one or more offerings;
•
a prospectus supplement (the “ATM Prospectus Supplement”) that covers the offering, issuance and sale by us, from time to time, of shares of our common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $51,597,980, pursuant to the Equity Distribution Agreement, dated May 17, 2024 (the “Equity Distribution Agreement”), by and between us, on the one hand, and TD Securities (USA) LLC and Jefferies LLC, on the other hand;

•	a prospectus supplement (the “Warrant Shares Prospectus Supplement”) that covers the issuance of up to 3,133 shares of our Common Stock upon exercise of certain outstanding warrants; and
•	a prospectus supplement (the “Resale Prospectus Supplement”) that covers the offering and sale, from time to time, by a selling stockholder of up to 8,617,068 shares of our Common Stock.
The base prospectus immediately follows this explanatory note. The specific terms of any other securities offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.
The specific terms of the securities to be issued and sold pursuant to the Equity Distribution Agreement are described in the ATM Prospectus Supplement; the specific terms of the securities issuable upon exercise of the outstanding warrants are described in the Warrant Shares Prospectus Supplement; and the specific terms of the securities to be sold by the selling stockholder are described in the Resale Prospectus Supplement. The ATM Prospectus Supplement, the Warrant Shares Prospectus Supplement and the Resale Prospectus Supplement follow the base prospectus.

PROSPECTUS
Tilray Brands, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
From time to time, we or selling securityholders may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We or selling securityholders may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.
Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more prospectus supplements and attach it to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
Our common stock is listed on The Nasdaq Global Select Market and the Toronto Stock Exchange under the trading symbol “TLRY.” On October 8, 2025, the last sale price of our common stock was $1.72 per share on The Nasdaq Global Select Market and C$2.36 per share on the Toronto Stock Exchange. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated October 9, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we or selling securityholders may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.
Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Unless the context requires otherwise, references in this prospectus to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray Brands, Inc. and its wholly owned subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Our Company
Tilray is a leading global lifestyle consumer products company, which was incorporated on January 24, 2018 and is headquartered in Leamington and New York, with operations in Canada, the United States, Europe, Australia, New Zealand and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy, wellness and create memorable experiences.
Corporate Information
Tilray Brands, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, Tilray Brands, Inc. operated its business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly-owned subsidiary of Privateer Holdings, Inc. (“Privateer Holdings”) to hold a 100% ownership interest in Tilray Brands, Inc.’s direct and indirect subsidiaries through which Tilray Brands, Inc. operated its business. Decatur was dissolved on December 27, 2018.
On December 12, 2019, Privateer Holdings merged with and into a wholly owned subsidiary of Tilray pursuant to the agreement and plan of merger and reorganization.
Pursuant to an arrangement agreement, dated as of December 15, 2020, as amended on February 19, 2021, between Tilray and Aphria Inc., Tilray implemented an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) in accordance with a plan of arrangement. The Arrangement was completed on April 30, 2021.
On January 10, 2022, Tilray, Inc. changed its corporate name to Tilray Brands, Inc., pursuant to a second certificate of amendment of the amended and restated certificate of incorporation filed with the Delaware Secretary of State (the “Name Change”), and amended and restated its Bylaws on that same date to reflect the Name Change.
On March 16, 2023, Tilray’s stockholders formally approved a proposal to amend its certificate of incorporation (the “Charter Amendment”), which modified Tilray’s existing certificate of incorporation by canceling its Class 1 common stock and re-allocating such authorized shares to Class 2 common stock. In addition, the Charter Amendment reclassified each issued and outstanding share of Class 2 common stock as one share of common stock of Tilray.
On April 10, 2023, Tilray entered into an arrangement agreement, as amended on June 1, 2023, with HEXO Corp. (“HEXO”), pursuant to which Tilray agreed to acquire all of the issued and outstanding common shares of HEXO pursuant to a plan of arrangement under the Business Corporations Act (Ontario). This transaction builds on the successful strategic alliance between the two companies and positions Tilray for continued strong growth and market leadership in Canada, the largest federally legal cannabis market in the world. The acquisition of HEXO closed on June 22, 2023.
Tilray’s principal executive office is located at 265 Talbot Street West, Leamington, Ontario, Canada and its telephone number is (844) 845-7291. Its corporate website address is www.tilray.com. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only.

Description of Securities
We or selling securityholders may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity date, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any;
•
conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.
We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. If we or selling securityholders do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment or other options, if any; and
•	the net proceeds to us, if any.
Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share of common stock held by such holder. Subject to the preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. In this prospectus, we have summarized certain general features of the common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority to designate up to 10,000,000 shares of preferred stock in one or more series and determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, any or all of which may be greater than the rights of the common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the rights, preferences and privileges of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock being offered before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.
The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.
Selling Securityholders
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See “Selling Securityholders” on page 24 of this prospectus.

Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. See “Use of Proceeds” on page 25 of this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.
Nasdaq Global Select Market Listing
Our common stock is listed on The Nasdaq Global Select Market under the symbol “TLRY.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, constitute forward-looking information or forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook. Forward-looking statements are typically identified by words such as “expect”, “intend”, “anticipate”, “believe”, “contemplate”, “foresee”, “forecast”, “future”, “could”, “enable”, “potential”, “estimate”, “project”, “goal”, “plan”, “seek”, “strive”, “will”, “would”, “may” and “should” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect current beliefs of management with respect to future events and are based on information currently available to management including based on reasonable assumptions, estimates, internal and external analysis and opinions of management concerning its experience, perception of trends, current conditions and expected developments as well as other factors that management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Any information or statements that are contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements with regards to:
•	estimates of our financial information, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;
•	estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;
•	our expectation to have scalable medical and adult-use cannabis platforms to strengthen the leadership position in Canada, internationally, and eventually in the United States;
•	our position in the European cannabis markets, and our ability to leverage our current European platforms;
•	strategic and financial benefits in connection with the Arrangement;
•	the legalization of cannabis in the United States and our position to compete in the United States;
•	projected growth in our market share and the European market; and
•	our expectation to offer a diversified and branded product offering and distribution footprint, world-class cultivation, processing and manufacturing facilities.
The forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, are subject to inherent risks and uncertainties and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. The factors which could cause results to differ from current expectations include, but are not limited to:
•	we may not achieve the expected revenue or other benefits from the craft beer operations we acquired in fiscal years 2024 and 2025;
•	we may experience difficulties integrating operations and realizing the expected benefits of recent acquisitions, including the Craft brands acquisitions;

•	our cannabis business is dependent upon regulatory approvals and licenses, ongoing compliance and reporting obligations, and timely renewals;
•
government regulation is evolving, including potential regulatory developments in the United States to reschedule cannabis from Schedule I to Schedule III under the Controlled Substances Act or revise the current federal framework under the 2018 Farm Bill for hemp-derived cannabis, including Delta-9. In addition, we are subject to potential modifications to existing regulatory frameworks outside of North America, as well as uncertainties and potential delays in receiving required export/import permits in Europe and Australia. Any unfavorable changes to or lack of commercial legalization, or extended delays in receipt of required permits, could negatively impact our businesses and the potential planned expansion of our business;

•	we face intense competition, including from the illicit cannabis market, and anticipate competition will increase, which could hurt our business;
•	our production and processing facilities are integral to our business and adverse changes or developments affecting our facilities may have an adverse impact on our business;
•	regulations constrain our ability to market and distribute our products in Canada;
•
United States regulations relating to hemp-derived CBD products, Delta-9 products, and medical cannabis products are new and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives;

•	changes in consumer preferences or public attitudes about alcohol could decrease demand for our beverage products;
•
SweetWater, Breckenridge, Montauk and our recently-acquired craft beer brands each face substantial competition in the beer industry or the broader market for beverage products, which could impact our business and financial results;

•	we are subject to litigation, arbitration and demands, which could result in significant liability and costs, and impact our resources and reputation;
•	our business may be materially adversely affected by the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments;
•
additional impairments of our goodwill, impairments of our intangible and other long-lived assets, and changes in the estimated useful lives of intangible assets could have a material adverse impact on our financial results;

•	we have a limited operating history and a history of net losses, and we may not achieve or maintain profitability in the future;
•	our strategic alliances and other third-party business relationships may not achieve the intended beneficial impact and expose us to risks;
•	we may not be able to successfully identify and execute future acquisitions, dispositions or other equity transactions or to successfully manage the impacts of such transactions on our operations;
•	we are subject to risks inherent in an agricultural business, including the risk of crop failure;
•
we depend on recurring customers for a substantial portion of our revenue. If we fail to retain or expand our customer relationships or these customers reduce their purchases, our revenue could decline significantly;

•	our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources;
•	significant interruptions in our access to certain supply chains for key inputs such as raw materials, supplies, electricity, water and other utilities may impair our operations;
•	management may not be able to successfully establish and maintain effective internal controls over financial reporting;

•	our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our publicly traded securities;
•	there is uncertainty regarding the impact of our implementation of a reverse stock split;
•	the price of our common stock in public markets has experienced and may continue to experience severe volatility and fluctuations;
•	the volatility of our stock and the stockholder base may hinder or prevent us from engaging in beneficial corporate initiatives;
•
the terms of our outstanding warrants may limit our ability to raise additional equity capital or pursue acquisitions, which may impact funding of our ongoing operations and cause significant dilution to existing stockholders;

•	we may not have the ability to raise the funds necessary to settle conversions of the convertible securities in cash or to repurchase the convertible securities upon a fundamental change;
•	our planned cryptocurrency strategy faces high risk and uncertainty in light of market volatility and an evolving regulatory landscape; and
•	we are subject to other risks generally applicable to our industry and the conduct of our business.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
Additional information on these and other factors that could affect our operations or financial results are included in reports filed by us with applicable securities regulatory authorities and may be accessed through EDGAR (www.sec.gov). These risks and other factors are also discussed in more detail in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus and any accompanying prospectus supplement.
The forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. We cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of the document containing the applicable statement. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus and any accompany prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of some of the terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and is qualified by reference to these documents. Copies of these documents have been filed with the SEC as exhibits to our periodic reports, which are incorporated by reference in this prospectus.
Except as otherwise specified below, references to voting by our stockholders contained in this “Description of Capital Stock” are references to voting by holders of capital stock entitled to attend and vote generally at general meetings of our stockholders.
Capital Stock
Our authorized capital stock is divided into:
•	1,416,000,000 shares of common stock with a par value of $0.0001 per share; and
•	10,000,000 undesignated shares of preferred stock with a par value of $0.0001 per share.
As of October 9, 2025, 1,131,480,234 shares of common stock were outstanding.
On October 1, 2020, we filed a certificate with the Secretary of State of the State of Delaware effecting the retirement and cancellation of the shares of Class 1 common stock that were issued but not outstanding following the conversion (the “Certificate of Retirement”). Effective upon the filing of the Certificate of Retirement, the obsolete references to Class 1 common stock in the Certificate were eliminated. The reissuance of all shares of Class 1 common stock is prohibited.
The rights and restrictions to which the common stock are prescribed in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation entitles our board of directors, without stockholder approval, to determine the terms of the undesignated shares of preferred stock issued by us.
Common Stock
Voting Rights
Each holder of common stock is entitled to one vote for each share of common stock held by such holder.
Dividends and Distributions
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation Rights
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, on any outstanding shares of preferred stock and payment of other claims of creditors.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.
Rights of Repurchase
We currently have no rights to repurchase shares of our common stock, except as described in “-Options and Restricted Stock Units” below.
Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to redemption.

Options and Restricted Stock Units
As of September 30, 2025, 3,031,595 shares of common stock were issuable upon the exercise of outstanding stock options and 59,850,673 shares of common stock were issuable upon vesting of RSUs. Pursuant to the terms of our standard option agreement, we have a right to repurchase shares of our common stock issued upon the exercise of options granted under the Amended and Restated 2018 Equity Incentive Plan if the holder of such shares ceases providing services for us for any reason.
Preferred Stock
Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series. Our board of directors also has the authority to determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that are superior to the voting and other rights of the holders of common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Tilray without further action by the stockholders, and may have the effect of delaying or preventing changes in management of Tilray. In addition, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.
Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. This description will include:
•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price per share;
•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•
whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•
whether the preferred stock will be exchangeable for debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•
any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.
When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable.
Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
The term “equity securities” does not include convertible debt securities.
The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Anti-Takeover Provisions
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•
permits our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provides that the authorized number of directors may be changed only by resolution of our board of directors;
•
provides that, subject to the rights of any series of preferred stock to elect directors, directors may be removed with or without cause, by the holders of a majority of our then-outstanding shares of capital stock entitled to vote generally at an election of directors by the holders of at least 66 2/3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•
provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing and also specify requirements as to the form and content of a stockholder’s notice;

•
provides that special meetings of our stockholders may be called by the chairperson of our board of directors, our chief executive officer, by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors;

•
provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal as possible and with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of our board of directors; and

•
does not provide for cumulative voting rights, unless required by law, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose. The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of all of our then-outstanding capital stock entitled to vote generally in the election of directors.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law; (iv) any action regarding our amended and restated certificate of incorporation or our amended and restated bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. If a court were to find the exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Pacific Stock Transfer Company. The transfer agent and registrar’s address is 6725 Via Austi Parkway, Ste. 300, Las Vegas, NV, 89119 and its phone number is (800) 785-7782.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “TLRY.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we or selling securityholders may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we or selling securityholders may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under the heading “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we or selling securityholders may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we or selling securityholders may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	the performance of third-party service providers;
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development and sales and marketing activities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

PLAN OF DISTRIBUTION
We or selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or selling securityholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or selling securityholders may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, dealers or agents, if any;
•	the name or names of the selling securityholders, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling securityholders;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Unless stated otherwise in the prospectus supplement, the securities offered by a prospectus supplement have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada, and may only be sold in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling securityholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.
We or selling securityholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or selling securityholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by DLA Piper LLP (US), New York, New York. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of the Craft Acquisition II, which includes Atwater Brewery, Hop Valley Brewing Company, Terrapin Beer Co., and Revolver Brewing, because they were acquired by the Company in purchase business combinations during the year ended May 31, 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.
•	our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC on July 29, 2025;
•	the information specifically incorporated by reference into the Form 10-K for the fiscal year ended May 31, 2025 from our definitive proxy statement on Schedule 14A, filed on September 26, 2025;
•	our Quarterly Report on Form 10-Q for the quarter ended August 31, 2025, filed on October 9, 2025;
•	our Current Reports on Form 8-K, filed on June 23, 2025 and June 10, 2025; and
•
the description of our securities as set forth in our registration statement on Form 8-A/A (File No. 001-38594), filed with the SEC on October 1, 2020, pursuant to Section 12(b) of the Exchange Act, including the description contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, and any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario, Canada. Copies of the above reports may also be accessed from our web site at ir.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PROSPECTUS SUPPLEMENT
Tilray Brands, Inc.
Up to $51,597,980
Common Stock
We previously entered into an equity distribution agreement, dated May 17, 2024 (the “equity distribution agreement”), with TD Securities (USA) LLC (“TD Securities”) and Jefferies LLC (“Jefferies”), as sales agents (each, a “sales agent” and, collectively, the “sales agents”), relating to shares of our common stock, par value $0.0001 per share (the “Common Stock”) offered by this prospectus supplement and the accompanying prospectus. We originally filed a prospectus supplement, dated May 17, 2024 (the “Prior Prospectus Supplement”), for the offer and sale of up to $250,000,000 of shares of our Common Stock, from time to time through the Sales Agents pursuant to the equity distribution agreement under the shelf registration statement on Form S-3ASR (Registration Statement No. 333-267788). As of the date of this prospectus supplement, we have issued and sold $198,402,020 of our Common Stock pursuant to the equity distribution agreement and the Prior Prospectus Supplement. The Common Stock remaining available to be sold under the Prior Prospectus Supplement as of the date of this prospectus will no longer be offered and sold under the Prior Prospectus Supplement, but will instead be offered and sold under this prospectus supplement and the accompanying prospectus. Accordingly, we are filing this prospectus supplement for the offer and sale, from time to time through the Sales Agents, acting as our agents, or directly to the Sales Agents, acting as principals, of up to the remaining $51,597,980 of shares of our Common Stock that has not been sold under the equity distribution agreement.
Our Common Stock is listed on The Nasdaq Global Select Market and the Toronto Stock Exchange under the trading symbol “TLRY.” On October 8, 2025, the last sale price of our Common Stock was $1.72 per share on The Nasdaq Global Select Market and C$2.36 per share on the Toronto Stock Exchange.
Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The sales agents are not required to sell any specific number or dollar amount of securities, but will act as our sales agents using commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement. Sales of our Common Stock under the equity distribution agreement and this prospectus supplement will be made through only one sales agent on any particular trading day.
Each sales agent will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross sales price per share sold under the equity distribution agreement. In connection with the sale of our Common Stock on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act.
Investing in our Common Stock involves risks. See “Risk Factors” on page 3 of this prospectus supplement, and on page 5 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Common Stock offered by this prospectus supplement has not been and will not be qualified for sale under the securities law of any province or territory of Canada and may not be offered or sold under the equity distribution agreement in Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of the Common Stock in any province or territory of Canada. No Common Stock will be sold on the Toronto Stock Exchange or on other trading markets in Canada as at-the-market distributions.

TD Securities	Jefferies

This prospectus supplement is dated October 9, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing.
We urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated therein and herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering. We have not, and the sales agents have not, authorized any dealer, salesperson or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
You should assume that the information appearing or incorporated by reference into this prospectus supplement and in any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, including the documents incorporated by reference, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information.”
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Unless the context requires otherwise, references in this prospectus supplement to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray Brands, Inc. and its wholly-owned subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus supplement, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our Common Stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page 3 and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our Common Stock. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part. See “Special Note Regarding Forward-Looking Statements.”
Our Company
Tilray is a leading global lifestyle consumer products company, which was incorporated on January 24, 2018 and is headquartered in Leamington and New York, with operations in Canada, the United States, Europe, Australia, New Zealand and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy, wellness and create memorable experiences.
Corporate Information
Tilray Brands, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, Tilray Brands, Inc. operated its business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly-owned subsidiary of Privateer Holdings, Inc. (“Privateer Holdings”) to hold a 100% ownership interest in Tilray Brands, Inc.’s direct and indirect subsidiaries through which Tilray Brands, Inc. operated its business. Decatur was dissolved on December 27, 2018.
On December 12, 2019, Privateer Holdings merged with and into a wholly owned subsidiary of Tilray pursuant to the agreement and plan of merger and reorganization.
Pursuant to an arrangement agreement, dated as of December 15, 2020, as amended on February 19, 2021, between Tilray and Aphria Inc., Tilray implemented an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) in accordance with a plan of arrangement. The Arrangement was completed on April 30, 2021.
On January 10, 2022, Tilray, Inc. changed its corporate name to Tilray Brands, Inc., pursuant to a second certificate of amendment of the amended and restated certificate of incorporation filed with the Delaware Secretary of State (the “Name Change”), and amended and restated its Bylaws on that same date to reflect the Name Change.
On March 16, 2023, Tilray’s stockholders formally approved a proposal to amend its certificate of incorporation (the “Charter Amendment”), which modified Tilray’s existing certificate of incorporation by canceling its Class 1 common stock and re-allocating such authorized shares to Class 2 common stock. In addition, the Charter Amendment reclassified each issued and outstanding share of Class 2 common stock as one share of Common Stock of Tilray.
On April 10, 2023, Tilray entered into an arrangement agreement, as amended on June 1, 2023, with HEXO Corp. (“HEXO”), pursuant to which Tilray agreed to acquire all of the issued and outstanding common shares of HEXO pursuant to a plan of arrangement under the Business Corporations Act (Ontario). This transaction builds on the successful strategic alliance between the two companies and positions Tilray for continued strong growth and market leadership in Canada, the largest federally legal cannabis market in the world. The acquisition of HEXO closed on June 22, 2023.
Tilray’s principal executive office is located at 265 Talbot Street West, Leamington, Ontario, Canada and its telephone number is (844) 845-7291. Its corporate website address is www.tilray.com. Information contained on or accessible through such website is not a part of this prospectus supplement, and the inclusion of the website address in this prospectus supplement is an inactive textual reference only.

Common Stock offered by us
Shares of our Common Stock having an aggregate offering price of up to $51,597,980 from time to time through the sales agents.
Common Stock to be outstanding immediately after this offering
Up to 1,161,479,060 shares (as more fully described in the notes following this table), assuming sales of approximately 29,998,826 shares of our Common Stock in this offering at an offering price of $1.72 per share, which was the last sale price of our Common Stock on Nasdaq on October 8, 2025. The actual number of shares of Common Stock issued will vary depending on the sales price under this offering.
Manner of offering
“At the market offering” that may be made from time to time through our sales agents, TD Securities and Jefferies.

The Common Stock offered hereby have not been and will not be qualified for sale under the securities laws of any province or territory of Canada and will not be offered or sold under the equity distribution agreement in Canada. No Common Stock will be sold on the Toronto Stock Exchange or on other trading markets in Canada as at-the-market distributions.

See “Plan of Distribution.”
Use of proceeds
We currently intend to use the net proceeds from the sale of the securities under this prospectus supplement for strategic and accretive acquisitions or investments in businesses, including potential acquisitions of assets in the U.S. and internationally in order to capitalize on expected regulatory advancements or expansion opportunities. Our management will have broad discretion in the timing and application of these net proceeds. We do not currently intend to use the net proceeds for general working capital purposes. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.
See “Use of Proceeds.”
Risk factors
Investing in our Common Stock involves significant risks. See the disclosure under the heading “Risk Factors” in this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement.
Nasdaq symbol
“TLRY”
The number of shares of our Common Stock outstanding is based on 1,131,480,234 shares of our Common Stock outstanding as of October 9, 2025 and excludes:
•	3,031,595 shares of Common Stock issuable upon the exercise of outstanding stock options as of September 30, 2025, at a weighted-average exercise price of $27.97 per share;
•	59,850,673 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2025; and
•	10,025,013 shares of Common Stock reserved for future issuance under the Company’s 2018 Amended and Restated Tilray Brands, Inc. Equity Incentive Plan.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in the accompanying prospectus, and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
You may experience significant dilution as a result of sales of shares pursuant to this prospectus supplement, which may adversely affect the per share trading price of our Common Stock.
Sales of shares pursuant to this prospectus supplement may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our Common Stock and the application of the expected net proceeds. The actual amount of dilution from sales of shares pursuant to this prospectus supplement, or from any future offering of common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time.
The actual number of shares we will issue under the equity distribution agreement with the sales agents, at any one time or in total, is uncertain.
Subject to certain limitations in the equity distribution agreement with the sales agents and compliance with applicable law, we have the discretion to deliver placement notices to a sales agent at any time throughout the term of the equity distribution agreement. The number of shares that are sold by the sales agent after delivering a placement notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with that sales agent.
Sales of our Common Stock in this offering, or the perception that such sales may occur, could cause the market price of our Common Stock to fall.
We may issue and sell shares of our Common Stock for aggregate gross proceeds of up to $51,597,980 from time to time in connection with this offering. The actual number of shares of Common Stock that may be issued and sold in this offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any shares are actually sold this offering (which may be influenced by market conditions, the trading price of our Common Stock and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The issuance and sale from time to time of these new shares of Common Stock, or the mere fact that we are able to issue and sell these shares in this offering, could cause the market price of our Common Stock to decline.
Our stockholders may be subject to dilution resulting from future offerings of Common Stock by us.
We may raise additional funds in the future by issuing Common Stock or equity-linked securities. Holders of our securities have no preemptive rights in connection with such further issuances. Our board of directors has the discretion to determine if an issuance of our capital stock is warranted, the price at which such issuance is to be effected and the other terms of any future issuance of capital stock. In addition, additional Common Stock will be issued by us in connection with the exercise of options or grant of other equity awards granted by us. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of our existing securities.

Our management team will have broad discretion with respect to the use of any net proceeds of this offering.
Although we have described the intended use of any net proceeds of this offering in the section titled “Use of Proceeds,” our management will have broad discretion in the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations, liquidity or ability to pay dividends and cause the price of our Common Stock to decline. Pending another use, we may invest the net proceeds in short-term interest-bearing investment grade instruments. These investments may not yield a favorable return to our stockholders.
There are risks, including stock market volatility, inherent in owning our Common Stock.
The market price and volume of our Common Stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects, financial performance and other factors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, constitute forward-looking information or forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook. Forward-looking statements are typically identified by words such as “expect”, “intend”, “anticipate”, “believe”, “contemplate”, “foresee”, “forecast”, “future”, “could”, “enable”, “potential”, “estimate”, “project”, “goal”, “plan”, “seek”, “strive”, “will”, “would”, “may” and “should” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect current beliefs of management with respect to future events and are based on information currently available to management including based on reasonable assumptions, estimates, internal and external analysis and opinions of management concerning its experience, perception of trends, current conditions and expected developments as well as other factors that management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Any information or statements that are contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements with regards to:
•	estimates of our financial information, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;
•	estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;
•	our expectation to have scalable medical and adult-use cannabis platforms to strengthen the leadership position in Canada, internationally, and eventually in the United States;
•	our position in the European cannabis markets, and our ability to leverage our current European platforms;
•	strategic and financial benefits in connection with the Arrangement;
•	the legalization of cannabis in the United States and our position to compete in the United States;
•	projected growth in our market share and the European market; and
•	our expectation to offer a diversified and branded product offering and distribution footprint, world-class cultivation, processing and manufacturing facilities.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are subject to inherent risks and uncertainties and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. The factors which could cause results to differ from current expectations include, but are not limited to:
•	we may not achieve the expected revenue or other benefits from the craft beer operations we acquired in fiscal years 2024 and 2025;
•	we may experience difficulties integrating operations and realizing the expected benefits of recent acquisitions, including the Craft brands acquisitions;

•	our cannabis business is dependent upon regulatory approvals and licenses, ongoing compliance and reporting obligations, and timely renewals;
•
government regulation is evolving, including potential regulatory developments in the United States to reschedule cannabis from Schedule I to Schedule III under the Controlled Substances Act or revise the current federal framework under the 2018 Farm Bill for hemp-derived cannabis, including Delta-9. In addition, we are subject to potential modifications to existing regulatory frameworks outside of North America, as well as uncertainties and potential delays in receiving required export/import permits in Europe and Australia. Any unfavorable changes to or lack of commercial legalization, or extended delays in receipt of required permits, could negatively impact our businesses and the potential planned expansion of our business;

•	we face intense competition, including from the illicit cannabis market, and anticipate competition will increase, which could hurt our business;
•	our production and processing facilities are integral to our business and adverse changes or developments affecting our facilities may have an adverse impact on our business;
•	regulations constrain our ability to market and distribute our products in Canada;
•
United States regulations relating to hemp-derived CBD products, Delta-9 products, and medical cannabis products are new and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives;

•	changes in consumer preferences or public attitudes about alcohol could decrease demand for our beverage products;
•
SweetWater, Breckenridge, Montauk and our recently-acquired craft beer brands each face substantial competition in the beer industry or the broader market for beverage products, which could impact our business and financial results;

•	we are subject to litigation, arbitration and demands, which could result in significant liability and costs, and impact our resources and reputation;
•	our business may be materially adversely affected by the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments;
•
additional impairments of our goodwill, impairments of our intangible and other long-lived assets, and changes in the estimated useful lives of intangible assets could have a material adverse impact on our financial results;

•	we have a limited operating history and a history of net losses, and we may not achieve or maintain profitability in the future;
•	our strategic alliances and other third-party business relationships may not achieve the intended beneficial impact and expose us to risks;
•	we may not be able to successfully identify and execute future acquisitions, dispositions or other equity transactions or to successfully manage the impacts of such transactions on our operations;
•	we are subject to risks inherent in an agricultural business, including the risk of crop failure;
•
we depend on recurring customers for a substantial portion of our revenue. If we fail to retain or expand our customer relationships or these customers reduce their purchases, our revenue could decline significantly;

•	our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources;
•	significant interruptions in our access to certain supply chains for key inputs such as raw materials, supplies, electricity, water and other utilities may impair our operations;
•	management may not be able to successfully establish and maintain effective internal controls over financial reporting;

•	our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our publicly traded securities;
•	there is uncertainty regarding the impact of our implementation of a reverse stock split;
•	the price of our Common Stock in public markets has experienced and may continue to experience severe volatility and fluctuations;
•	the volatility of our stock and the stockholder base may hinder or prevent us from engaging in beneficial corporate initiatives;
•
the terms of our outstanding warrants may limit our ability to raise additional equity capital or pursue acquisitions, which may impact funding of our ongoing operations and cause significant dilution to existing stockholders;

•	we may not have the ability to raise the funds necessary to settle conversions of the convertible securities in cash or to repurchase the convertible securities upon a fundamental change;
•	our planned cryptocurrency strategy faces high risk and uncertainty in light of market volatility and an evolving regulatory landscape; and
•	we are subject to other risks generally applicable to our industry and the conduct of our business.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
Additional information on these and other factors that could affect our operations or financial results are included in reports filed by us with applicable securities regulatory authorities and may be accessed through EDGAR (www.sec.gov). These risks and other factors are also discussed in more detail in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. We cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of the document containing the applicable statement. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompany prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
In accordance with the terms of the equity distribution agreement, under this prospectus supplement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $51,597,980 from time to time through the sales agents, acting as our sales agents, or directly to the sales agents, acting as principals. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the equity distribution agreement with the sales agents as a source of financing.
We currently intend to use the net proceeds from the sale of the securities under this prospectus supplement for strategic and accretive acquisitions or investments in businesses, including potential acquisitions of assets in the U.S. and internationally in order to capitalize on expected regulatory advancements or expansion opportunities. Our management will have broad discretion in the timing and application of these net proceeds. We do not currently intend to use the net proceeds for general working capital purposes. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION
We previously entered into the equity distribution agreement with the sales agents, under which we may offer and sell up to $250,000,000 of our shares of Common Stock from time to time through the sales agents acting as agents or directly to the sales agents acting as principals. As of the date of this prospectus supplement, we have issued and sold $198,402,020 of our shares of Common Stock pursuant to the equity distribution agreement and the Prior Prospectus Supplement. We are filing this prospectus supplement for the offer and sale, from time to time through the Sales Agents, acting as our agents, or directly to the Sales Agents, acting as principals, of up to the remaining $51,597,980 of our shares of Common Stock that has not been sold under the equity distribution agreement. The equity distribution agreement was previously filed with the SEC on a Current Report on Form 8-K and is incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Sales of our shares of Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq. Notwithstanding the foregoing, the Common Stock offered by this prospectus supplement and the accompany prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada and may not be offered or sold under the equity distribution agreement in Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Canada. No Common Stock will be sold on the Toronto Stock Exchange or on other trading markets in Canada as at-the-market distributions. Sales pursuant to the equity distribution agreement may be made through an affiliate of TD Securities.
Each time we wish to issue and sell our shares of Common Stock under the equity distribution agreement, we will notify a sales agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed such sales agent, unless the sales agent declines to accept the terms of such notice, such sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the equity distribution agreement to sell our shares of Common Stock are subject to a number of conditions that we must meet. We may sell our shares of Common Stock through only one sales agent on any particular trading day.
Settlement for sales of our shares of Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. Sales of our shares of Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay each sales agent a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of Common Stock made through such sales agent from time to time under the equity distribution agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the sales agents for the fees and disbursements of their counsel, payable upon execution of the equity distribution agreement, in an amount not to exceed $100,000. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agents under the terms of the equity distribution agreement, will be approximately $100,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
The sales agents will provide written confirmation to us before the open on Nasdaq on the day following each day on which our shares of Common Stock are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

We will report at least quarterly the number of shares of Common Stock sold through the sales agents under the equity distribution agreement and the net proceeds to us in connection with the sales of our shares of Common Stock.
In connection with the sale of our shares of Common Stock on our behalf, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the sales agents may be required to make in respect of such liabilities. The sales agents will not engage in any transactions intended to stabilize our Common Stock. The offering of our shares of Common Stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the equity distribution agreement and (ii) the termination of the equity distribution agreement as permitted therein. We and the sales agents may each terminate the equity distribution agreement at any time upon ten days’ prior notice. The termination of the equity distribution agreement by one sales agent will not affect the rights and obligations of the other sales agent under the equity distribution agreement.
This summary of the material provisions of the equity distribution agreement does not purport to be a complete statement of its terms and conditions. A copy of the equity distribution agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and incorporated by reference in this prospectus supplement.
Shares of our Common Stock are listed on Nasdaq and the TSX under the trading symbol “TLRY.” The transfer agent for our Common Stock is Pacific Stock Transfer Company.
The sales agents and their affiliates have in the past provided, or may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, or may in the future receive, customary fees. In the course of its business, each sales agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the sales agents may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by TD Securities and/or Jefferies, and TD Securities and/or Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by DLA Piper LLP (US), New York, New York. TD Securities and Jefferies are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended May 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of the Craft Acquisition II, which includes Atwater Brewery, Hop Valley Brewing Company, Terrapin Beer Co., and Revolver Brewing, because they were acquired by the Company in purchase business combinations during the year ended May 31, 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
This prospectus supplement is part of the Registration Statement and does not contain all the information set forth or incorporated by reference in the Registration Statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement.
•	our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC on July 29, 2025;
•	the information specifically incorporated by reference into the Form 10-K for the fiscal year ended May 31, 2025 from our definitive proxy statement on Schedule 14A, filed on September 26, 2025;
•	our Quarterly Report on Form 10-Q for the quarter ended August 31, 2025, filed on October 9, 2025;
•	our Current Reports on Form 8-K, filed on June 23, 2025 and June 10, 2025; and
•
the description of our securities as set forth in our registration statement on Form 8-A/A (File No. 001-38594), filed with the SEC on October 1, 2020, pursuant to Section 12(b) of the Exchange Act, including the description contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, and any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario, Canada. Copies of the above reports may also be accessed from our web site at www.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.
Tilray Brands, Inc.
265 Talbot Street West
Leamington, Ontario, Canada
(844) 845-7291

PROSPECTUS SUPPLEMENT
Tilray Brands, Inc.
Up to 3,133 Shares of Common Stock Underlying Warrants
This prospectus supplement supplements the accompanying prospectus, and relates to the issuance and sale of up to 3,133 shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of currently outstanding warrants (the “Warrants”) to purchase shares of Common Stock pursuant to the terms and conditions of an arrangement agreement, dated as of April 10, 2023, as amended on June 1, 2023 (as amended, the “Arrangement Agreement”), that we have entered into with HEXO Corp. (“HEXO”) to acquire all of the outstanding securities of HEXO (the “Transaction”). The Warrants were previously exercisable for common shares of HEXO, and the issuance of such common shares upon exercise of the Warrants was previously registered by HEXO with the U.S. Securities and Exchange Commission (the “SEC”). Pursuant to the Arrangement Agreement, the Warrants were adjusted such that upon exercise the holders thereof are entitled to receive, after adjustments to reflect the arrangement and the applicable exchange ratio, Common Stock.
Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”) under the trading symbol “TLRY.” On October 8, 2025, the last sale price of our Common Stock was $1.72 per share on Nasdaq and C$2.36 per share on the TSX.
Investing in our Common Stock involves risks. See “Risk Factors” on page 2 of this prospectus supplement, and on page 5 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus supplement is dated October 9, 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a shelf registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission, or SEC, relating to certain securities, including the securities described in this prospectus supplement, which Registration Statement became effective automatically upon filing.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus supplement is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Unless the context requires otherwise, references in this prospectus supplement to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray Brands, Inc. and its wholly-owned subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus supplement, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
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PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our Common Stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page 2 and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our Common Stock. Unless the context otherwise requires, we use the terms “Tilray,” “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to Tilray Brands, Inc. and, where appropriate, our consolidated subsidiaries.
Our Company
Tilray is a leading global lifestyle consumer products company, which was incorporated on January 24, 2018 and is headquartered in Leamington and New York, with operations in Canada, the United States, Europe, Australia, New Zealand and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy, wellness and create memorable experiences.
Corporate Information
Tilray Brands, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, Tilray Brands, Inc. operated its business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly-owned subsidiary of Privateer Holdings, Inc. (“Privateer Holdings”) to hold a 100% ownership interest in Tilray Brands, Inc.’s direct and indirect subsidiaries through which Tilray Brands, Inc. operated its business. Decatur was dissolved on December 27, 2018.
On December 12, 2019, Privateer Holdings merged with and into a wholly owned subsidiary of Tilray pursuant to the agreement and plan of merger and reorganization.
Pursuant to an arrangement agreement, dated as of December 15, 2020, as amended on February 19, 2021, between Tilray and Aphria Inc., Tilray implemented an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) in accordance with a plan of arrangement. The Arrangement was completed on April 30, 2021.
On January 10, 2022, Tilray, Inc. changed its corporate name to Tilray Brands, Inc., pursuant to a second certificate of amendment of the amended and restated certificate of incorporation filed with the Delaware Secretary of State (the “Name Change”), and amended and restated its Bylaws on that same date to reflect the Name Change.
On March 16, 2023, Tilray’s stockholders formally approved a proposal to amend its certificate of incorporation (the “Charter Amendment”), which modified Tilray’s existing certificate of incorporation by canceling its Class 1 common stock and re-allocating such authorized shares to Class 2 common stock. In addition, the Charter Amendment reclassified each issued and outstanding share of Class 2 common stock as one share of Common Stock of Tilray.
On April 10, 2023, Tilray entered into the Arrangement Agreement with HEXO Corp., pursuant to which Tilray agreed to acquire all of the issued and outstanding common shares of HEXO pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Ontario). This transaction builds on the successful strategic alliance between the two companies and positions Tilray for continued strong growth and market leadership in Canada, the largest federally legal cannabis market in the world. The acquisition of HEXO closed on June 22, 2023.
Tilray’s principal executive office is located at 265 Talbot Street West, Leamington, Ontario, Canada and its telephone number is (844) 845-7291. Its corporate website address is www.tilray.com. Information contained on or accessible through such website is not a part of this prospectus supplement, and the inclusion of the website address in this prospectus supplement is an inactive textual reference only.
Nasdaq Global Select Market Listing
Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “TLRY.”
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RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in the accompanying prospectus, described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as amended, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein). The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, constitute forward-looking information or forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook. Forward-looking statements are typically identified by words such as “expect”, “intend”, “anticipate”, “believe”, “contemplate”, “foresee”, “forecast”, “future”, “could”, “enable”, “potential”, “estimate”, “project”, “goal”, “plan”, “seek”, “strive”, “will”, “would”, “may” and “should” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect current beliefs of management with respect to future events and are based on information currently available to management including based on reasonable assumptions, estimates, internal and external analysis and opinions of management concerning its experience, perception of trends, current conditions and expected developments as well as other factors that management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Any information or statements that are contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements with regards to:
•	estimates of our financial information, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;
•	estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;
•	our expectation to have scalable medical and adult-use cannabis platforms to strengthen the leadership position in Canada, internationally, and eventually in the United States;
•	our position in the European cannabis markets, and our ability to leverage our current European platforms;
•	strategic and financial benefits in connection with the Arrangement;
•	the legalization of cannabis in the United States and our position to compete in the United States;
•	projected growth in our market share and the European market; and
•	our expectation to offer a diversified and branded product offering and distribution footprint, world-class cultivation, processing and manufacturing facilities.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are subject to inherent risks and uncertainties and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. The factors which could cause results to differ from current expectations include, but are not limited to:
•	we may not achieve the expected revenue or other benefits from the craft beer operations we acquired in fiscal years 2024 and 2025;
•	we may experience difficulties integrating operations and realizing the expected benefits of recent acquisitions, including the Craft brands acquisitions;
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•	our cannabis business is dependent upon regulatory approvals and licenses, ongoing compliance and reporting obligations, and timely renewals;
•
government regulation is evolving, including potential regulatory developments in the United States to reschedule cannabis from Schedule I to Schedule III under the Controlled Substances Act or revise the current federal framework under the 2018 Farm Bill for hemp-derived cannabis, including Delta-9. In addition, we are subject to potential modifications to existing regulatory frameworks outside of North America, as well as uncertainties and potential delays in receiving required export/import permits in Europe and Australia. Any unfavorable changes to or lack of commercial legalization, or extended delays in receipt of required permits, could negatively impact our businesses and the potential planned expansion of our business;

•	we face intense competition, including from the illicit cannabis market, and anticipate competition will increase, which could hurt our business;
•	our production and processing facilities are integral to our business and adverse changes or developments affecting our facilities may have an adverse impact on our business;
•	regulations constrain our ability to market and distribute our products in Canada;
•
United States regulations relating to hemp-derived CBD products, Delta-9 products, and medical cannabis products are new and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives;

•	changes in consumer preferences or public attitudes about alcohol could decrease demand for our beverage products;
•
SweetWater, Breckenridge, Montauk and our recently-acquired craft beer brands each face substantial competition in the beer industry or the broader market for beverage products, which could impact our business and financial results;

•	we are subject to litigation, arbitration and demands, which could result in significant liability and costs, and impact our resources and reputation;
•	our business may be materially adversely affected by the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments;
•
additional impairments of our goodwill, impairments of our intangible and other long-lived assets, and changes in the estimated useful lives of intangible assets could have a material adverse impact on our financial results;

•	we have a limited operating history and a history of net losses, and we may not achieve or maintain profitability in the future;
•	our strategic alliances and other third-party business relationships may not achieve the intended beneficial impact and expose us to risks;
•	we may not be able to successfully identify and execute future acquisitions, dispositions or other equity transactions or to successfully manage the impacts of such transactions on our operations;
•	we are subject to risks inherent in an agricultural business, including the risk of crop failure;
•
we depend on recurring customers for a substantial portion of our revenue. If we fail to retain or expand our customer relationships or these customers reduce their purchases, our revenue could decline significantly;

•	our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources;
•	significant interruptions in our access to certain supply chains for key inputs such as raw materials, supplies, electricity, water and other utilities may impair our operations;
•	management may not be able to successfully establish and maintain effective internal controls over financial reporting;
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•	our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our publicly traded securities;
•	there is uncertainty regarding the impact of our implementation of a reverse stock split;
•	the price of our Common Stock in public markets has experienced and may continue to experience severe volatility and fluctuations;
•	the volatility of our stock and the stockholder base may hinder or prevent us from engaging in beneficial corporate initiatives;
•
the terms of our outstanding warrants may limit our ability to raise additional equity capital or pursue acquisitions, which may impact funding of our ongoing operations and cause significant dilution to existing stockholders;

•	we may not have the ability to raise the funds necessary to settle conversions of the convertible securities in cash or to repurchase the convertible securities upon a fundamental change;
•	our planned cryptocurrency strategy faces high risk and uncertainty in light of market volatility and an evolving regulatory landscape; and
•	we are subject to other risks generally applicable to our industry and the conduct of our business.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
Additional information on these and other factors that could affect our operations or financial results are included in reports filed by us with applicable securities regulatory authorities and may be accessed through EDGAR (www.sec.gov). These risks and other factors are also discussed in more detail in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. We cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of the document containing the applicable statement. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompany prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
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DESCRIPTION OF SECURITIES
We are offering shares of our Common Stock that are issuable upon the exercise of currently outstanding Warrants previously issued by HEXO and assumed by us pursuant to the Arrangement Agreement in June 2023. The following description of our Common Stock and the Warrants summarizes the material terms and provisions thereof.
Common Stock
For a summary of the rights of our Common Stock, please read the information discussed under the heading “Description of Capital Stock” beginning on page 9 of the accompanying prospectus.
Our authorized capital stock is divided into:
•	1,416,000,000 shares of Common Stock with a par value of $0.0001 per share; and
•	10,000,000 undesignated shares of preferred stock with a par value of $0.0001 per share.
As of October 9, 2025, 1,131,480,234 shares of Common Stock were outstanding.
On October 1, 2020, we filed a certificate with the Secretary of State of the State of Delaware effecting the retirement and cancellation of the shares of Class 1 common stock that were issued but not outstanding following the conversion (the “Certificate of Retirement”). Effective upon the filing of the Certificate of Retirement, the obsolete references to Class 1 common stock in the Certificate were eliminated. The reissuance of all shares of Class 1 common stock is prohibited.
The rights and restrictions to which the Common Stock are prescribed in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation entitles our board of directors, without stockholder approval, to determine the terms of the undesignated shares of preferred stock issued by us.
Warrants
The Arrangement Agreement
On April 10, 2023, we entered into the Arrangement Agreement with HEXO to acquire all of the common shares (each, a “HEXO Common Share”) and preferred shares (each, a “HEXO Preferred Share”) of HEXO pursuant to the Plan of Arrangement. The Arrangement Agreement was amended on June 1, 2023 to amend certain of its terms.
Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, each HEXO Common Share outstanding immediately prior to the effective time of the Plan of Arrangement (the “Effective Time”) was transferred to Tilray in exchange for 0.4352 of a share (the “Common Exchange Ratio”) of Common Stock. Each HEXO Preferred Share outstanding immediately prior to the Effective Time was transferred to Tilray in exchange for 0.7805 of a share of our Common Stock.
At the Effective Time, (i) all HEXO equity awards granted under HEXO’s equity compensation plans that were outstanding as of the Effective Time were adjusted such that the holder thereof will receive Common Stock, with the number of shares underlying such award (and the exercise price of such award, in the case of options) adjusted based on the Common Exchange Ratio, and (ii) each outstanding warrant exercisable for HEXO Shares was adjusted to reflect the arrangement and to account for the Common Exchange Ratio, such that the holder thereof is entitled to receive Common Stock upon exercise thereof.
The following summaries of the material terms of the August 2021 Warrants are not intended to be complete summaries of the rights and preferences of such Warrants. We urge you to read the August 2021 Warrants, including the August 2021 Warrant Indenture, in its entirety for a complete description of the rights and preferences of the August 2021 Warrants. The summaries of the provisions of the August 2021 Warrant Indenture is qualified in its entirety by the full text of the August 2021 Warrant Indenture, which was filed as an exhibit to our Current Report on Form 8-K filed on June 22, 2023.
August 2021 Warrants
HEXO initially issued 49,080,024 units, each consisting of one common share and one-half of one warrant (each full warrant, an “August 2021 Warrant”), on August 24, 2021 in an underwritten public offering. Each common share and August 2021 Warrant comprising a unit split immediately upon issuance. As of October 8, 2025,
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1,363 August 2021 Warrants are outstanding, exercisable for 3,133 shares of Common Stock after accounting for the Common Exchange Ratio. The August 2021 Warrants are governed by the terms of the warrant indenture (the “August 2021 Warrant Indenture”), dated as of August 24, 2021, by between HEXO and TSX Trust Company, as warrant agent. Following the closing of the Transaction, we assumed HEXO’s obligations under the August 2021 Warrant Indenture.
Duration and Exercise Price. Each August 2021 Warrant has an exercise price of $272.47 per share. The August 2021 Warrants are immediately exercisable and will expire on October 30, 2025. Pursuant to the August 2021 Warrant Indenture, the exercise price is subject to appropriate adjustment upon the occurrence of certain events, including stock dividends, stock splits, reverse stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. No adjustment in the exercise price or the number of shares of Common Stock issuable upon the exercise of the August 2021 Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would result in a change of at least 1% in the exercise price or a change in the number of shares of Common Stock issuable upon exercise by at least one one-hundredth of a share of Common Stock, as the case may be. Furthermore, no adjustment will be made in the right to acquire Common Stock if an issue of Common Stock of the Company is being made in connection with a share incentive plan, restricted share plan or share purchase plan for the benefit of directors, officers, employees, consultants or other service providers, or the satisfaction of existing instruments issued as of the date of the August 2021 Warrant Indenture.
Exercisability. The August 2021 Warrants are exercisable, at the option of each holder, in whole or in part, by delivery a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock issuable upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the August 2021 Warrants to the extent that the holder would own in excess of 4.99% of the outstanding Common Stock immediately after exercise. No fractional shares of Common Stock will be issued in connection with the exercise of an August 2021 Warrant. No cash or other consideration will be paid in lieu of fractional shares.
Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined pursuant to the August 2021 Warrant Indenture, provided that such cashless exercise shall only be permitted if the Registration Statement to which this prospectus supplement is a part is not effective at the time of such exercise or if the prospectus is not available for the issuance of shares of Common Stock to the August 2021 Warrant holder.
Transferability. Subject to applicable laws, the August 2021 Warrants may be transferred at the option of the holders upon surrender of the warrant certificates to the warrant agent.
Exchange Listing. There is no trading market available for the August 2021 Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the August 2021 Warrants on any securities exchange or nationally recognized trading system.
Rights as a Stockholder. Except as otherwise provided in the August 2021 Warrant Indenture or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the August 2021 Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their August 2021 Warrants.
Buy-In Rights. We may provide certain buy-in rights to a holder if we fail to cause the warrant agent to deliver Common Stock by three trading days after the delivery to us of the notice of exercise and the aggregate exercise price (or notice of a cashless exercise). The buy-in rights apply if after the trading day after the date of such delivery by the holder, the holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock that the holder anticipated receiving from us upon exercise of the August 2021 Warrant. In this event, we will: (i) pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to holder’s purchase obligation was executed; and (ii) at the election of holder, either (A) reinstate the portion of the August 2021 Warrant as to such number of shares of Common Stock, or (B) deliver to the holder a certificate or certificates representing such number of shares of Common Stock that would have been issued to the holder had we complied with our delivery obligations under the August 2021 Warrant Indenture.
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USE OF PROCEEDS
The purpose of this offering is to register the shares of our Common Stock that may be issued upon the exercise of the Warrants assumed pursuant to the terms of the Arrangement Agreement. We will receive up to an aggregate of approximately $853,656 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The current trading price of our Common Stock is substantially below $272.47, the exercise price of the Warrants. On October 8, 2025, the last reported sale price of our Common Stock was $1.72 per share. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. We have agreed to pay all costs relating to the registration of the shares of Common Stock covered by this prospectus.
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PLAN OF DISTRIBUTION
Subject to the terms and conditions of the Arrangement Agreement, we are registering an aggregate of up to 3,133 shares of Common Stock issuable upon the exercise of up to 1,363 Warrants. We will receive proceeds of up to approximately $853,656 from the Warrants exercised in the event that all of the Warrants are exercised for cash. The current trading price of our Common Stock is substantially below $272.47, the exercise price of the Warrants. On October 8, 2025, the last reported sale price of our Common Stock was $1.72 per share.
No party has acted as an underwriter or placement agent in connection with the transaction.
The shares of Common Stock that may be issued in this offering will be listed on Nasdaq. The shares of Common Stock will be delivered only in book-entry form on the records of our transfer agent only upon our election to issue shares of our Common Stock.
The expenses directly related to this offering are estimated to be approximately $75,000 and will be paid by us. Expenses of the offering include our SEC registration fee, legal and accounting fees and expenses and transfer agent fees.
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LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by DLA Piper LLP (US), New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended May 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of the Craft Acquisition II, which includes Atwater Brewery, Hop Valley Brewing Company, Terrapin Beer Co., and Revolver Brewing, because they were acquired by the Company in purchase business combinations during the year ended May 31, 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
This prospectus supplement is part of the Registration Statement and does not contain all the information set forth or incorporated by reference in the Registration Statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document.
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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement.
•	our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC on July 29, 2025;
•	the information specifically incorporated by reference into the Form 10-K for the fiscal year ended May 31, 2025 from our definitive proxy statement on Schedule 14A, filed on September 26, 2025;
•	our Quarterly Report on Form 10-Q for the quarter ended August 31, 2025, filed on October 9, 2025;
•	our Current Reports on Form 8-K, filed on June 23, 2025 and June 10, 2025; and
•
the description of our securities as set forth in our registration statement on Form 8-A/A (File No. 001-38594), filed with the SEC on October 1, 2020, pursuant to Section 12(b) of the Exchange Act, including the description contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, and any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario, Canada. Copies of the above reports may also be accessed from our web site at www.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.
Tilray Brands, Inc.
265 Talbot Street West
Leamington, Ontario, Canada
(844) 845-7291
S-11

PROSPECTUS SUPPLEMENT
Tilray Brands, Inc.
Up to 8,617,068 Shares of Common Stock
This prospectus supplement supplements the accompanying prospectus, and registers the resale of an aggregate of 8,617,068 shares of our common stock, par value $0.0001 per share (“Common Stock”), held by the selling stockholder identified herein. The selling stockholder acquired these shares of Common Stock from us on October 9, 2025 in connection with the assignment from the selling stockholder to us of certain promissory notes payable by 1974568 Ontario Limited, an Ontario corporation. The selling stockholder (which term as used herein includes its donees and pledgees, transferees or other successors in interest) may sell these shares through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. The timing and amount of any sale is within the sole discretion of the selling stockholder, subject to certain restrictions. See “Plan of Distribution” on page S-8 of this prospectus supplement. We will not receive any proceeds from the sale of the shares by the selling stockholder.
Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”) under the trading symbol “TLRY.” On October 8, 2025, the last sale price of our Common Stock was $1.72 per share on Nasdaq and C$2.36 per share on the TSX.
Investing in our Common Stock involves risks. See “Risk Factors” on page 2 of this prospectus supplement, and on page 5 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus supplement is dated October 9, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a shelf registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission, or SEC, relating to certain securities, including the securities described in this prospectus supplement, which Registration Statement became effective automatically upon filing.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus supplement is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the Registration Statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Unless the context requires otherwise, references in this prospectus supplement to “Tilray,” the “company,” “we,” “us” and “our” refer to Tilray Brands, Inc. and its wholly-owned subsidiaries. Tilray, our logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement are owned by us. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights of the applicable licensor to these trademarks and trade names. Unless otherwise stated in this prospectus supplement, we do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
S-ii

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our Common Stock. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully (including the documents incorporated by reference herein and therein), especially the “Risk Factors” section beginning on page 1 and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our Common Stock. Unless the context otherwise requires, we use the terms “Tilray,” “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to Tilray Brands, Inc. and, where appropriate, our consolidated subsidiaries.
Our Company
Tilray is a leading global lifestyle consumer products company, which was incorporated on January 24, 2018 and is headquartered in Leamington and New York, with operations in Canada, the United States, Europe, Australia, New Zealand and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy, wellness and create memorable experiences.
Corporate Information
Tilray Brands, Inc. was incorporated in Delaware in January 2018. Prior to January 2018, Tilray Brands, Inc. operated its business under Decatur Holdings, BV, a Dutch private limited liability company (“Decatur”), which was formed in March 2016. Decatur was incorporated under the laws of the Netherlands on March 8, 2016 as a wholly-owned subsidiary of Privateer Holdings, Inc. (“Privateer Holdings”) to hold a 100% ownership interest in Tilray Brands, Inc.’s direct and indirect subsidiaries through which Tilray Brands, Inc. operated its business. Decatur was dissolved on December 27, 2018.
On December 12, 2019, Privateer Holdings merged with and into a wholly owned subsidiary of Tilray pursuant to the agreement and plan of merger and reorganization.
Pursuant to an arrangement agreement, dated as of December 15, 2020, as amended on February 19, 2021, between Tilray and Aphria Inc., Tilray implemented an arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) in accordance with a plan of arrangement. The Arrangement was completed on April 30, 2021.
On January 10, 2022, Tilray, Inc. changed its corporate name to Tilray Brands, Inc., pursuant to a second certificate of amendment of the amended and restated certificate of incorporation filed with the Delaware Secretary of State (the “Name Change”), and amended and restated its Bylaws on that same date to reflect the Name Change.
On March 16, 2023, Tilray’s stockholders formally approved a proposal to amend its certificate of incorporation (the “Charter Amendment”), which modified Tilray’s existing certificate of incorporation by canceling its Class 1 common stock and re-allocating such authorized shares to Class 2 common stock. In addition, the Charter Amendment reclassified each issued and outstanding share of Class 2 common stock as one share of Common Stock of Tilray.
On April 10, 2023, Tilray entered into the Arrangement Agreement with HEXO Corp., pursuant to which Tilray agreed to acquire all of the issued and outstanding common shares of HEXO pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (Ontario). This transaction builds on the successful strategic alliance between the two companies and positions Tilray for continued strong growth and market leadership in Canada, the largest federally legal cannabis market in the world. The acquisition of HEXO closed on June 22, 2023.
Tilray’s principal executive office is located at 265 Talbot Street West, Leamington, Ontario, Canada and its telephone number is (844) 845-7291. Its corporate website address is www.tilray.com. Information contained on or accessible through such website is not a part of this prospectus supplement, and the inclusion of the website address in this prospectus supplement is an inactive textual reference only.
Nasdaq Global Select Market Listing
Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “TLRY.”
S-1

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in the accompanying prospectus, described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as amended, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein). The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, cash flow or prospects could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”
S-2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, constitute forward-looking information or forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbor created by such sections and other applicable laws. The forward-looking statements are expressly qualified by this cautionary statement. Forward-looking statements are provided for the purpose of presenting information about management’s current expectations and plans relating to the future, and readers are cautioned that such statements may not be appropriate for other purposes. These statements may include, without limitation, statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook. Forward-looking statements are typically identified by words such as “expect”, “intend”, “anticipate”, “believe”, “contemplate”, “foresee”, “forecast”, “future”, “could”, “enable”, “potential”, “estimate”, “project”, “goal”, “plan”, “seek”, “strive”, “will”, “would”, “may” and “should” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect current beliefs of management with respect to future events and are based on information currently available to management including based on reasonable assumptions, estimates, internal and external analysis and opinions of management concerning its experience, perception of trends, current conditions and expected developments as well as other factors that management believes to be relevant as at the date such statements are made. Forward-looking statements involve significant known and unknown risks and uncertainties. Many factors could cause actual results, performance or achievement to be materially different from any future forward-looking statements. Our estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct.
Any information or statements that are contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, that are not statements of historical fact may be deemed to be forward-looking statements, including, but not limited to, statements with regards to:
•	estimates of our financial information, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;
•	estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;
•	our expectation to have scalable medical and adult-use cannabis platforms to strengthen the leadership position in Canada, internationally, and eventually in the United States;
•	our position in the European cannabis markets, and our ability to leverage our current European platforms;
•	strategic and financial benefits in connection with the Arrangement;
•	the legalization of cannabis in the United States and our position to compete in the United States;
•	projected growth in our market share and the European market; and
•	our expectation to offer a diversified and branded product offering and distribution footprint, world-class cultivation, processing and manufacturing facilities.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are subject to inherent risks and uncertainties and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. The factors which could cause results to differ from current expectations include, but are not limited to:
•	we may not achieve the expected revenue or other benefits from the craft beer operations we acquired in fiscal years 2024 and 2025;
•	we may experience difficulties integrating operations and realizing the expected benefits of recent acquisitions, including the Craft brands acquisitions;
S-3

•	our cannabis business is dependent upon regulatory approvals and licenses, ongoing compliance and reporting obligations, and timely renewals;
•
government regulation is evolving, including potential regulatory developments in the United States to reschedule cannabis from Schedule I to Schedule III under the Controlled Substances Act or revise the current federal framework under the 2018 Farm Bill for hemp-derived cannabis, including Delta-9. In addition, we are subject to potential modifications to existing regulatory frameworks outside of North America, as well as uncertainties and potential delays in receiving required export/import permits in Europe and Australia. Any unfavorable changes to or lack of commercial legalization, or extended delays in receipt of required permits, could negatively impact our businesses and the potential planned expansion of our business;

•	we face intense competition, including from the illicit cannabis market, and anticipate competition will increase, which could hurt our business;
•	our production and processing facilities are integral to our business and adverse changes or developments affecting our facilities may have an adverse impact on our business;
•	regulations constrain our ability to market and distribute our products in Canada;
•
United States regulations relating to hemp-derived CBD products, Delta-9 products, and medical cannabis products are new and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives;

•	changes in consumer preferences or public attitudes about alcohol could decrease demand for our beverage products;
•
SweetWater, Breckenridge, Montauk and our recently-acquired craft beer brands each face substantial competition in the beer industry or the broader market for beverage products, which could impact our business and financial results;

•	we are subject to litigation, arbitration and demands, which could result in significant liability and costs, and impact our resources and reputation;
•	our business may be materially adversely affected by the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments;
•
additional impairments of our goodwill, impairments of our intangible and other long-lived assets, and changes in the estimated useful lives of intangible assets could have a material adverse impact on our financial results;

•	we have a limited operating history and a history of net losses, and we may not achieve or maintain profitability in the future;
•	our strategic alliances and other third-party business relationships may not achieve the intended beneficial impact and expose us to risks;
•	we may not be able to successfully identify and execute future acquisitions, dispositions or other equity transactions or to successfully manage the impacts of such transactions on our operations;
•	we are subject to risks inherent in an agricultural business, including the risk of crop failure;
•
we depend on recurring customers for a substantial portion of our revenue. If we fail to retain or expand our customer relationships or these customers reduce their purchases, our revenue could decline significantly;

•	our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources;
•	significant interruptions in our access to certain supply chains for key inputs such as raw materials, supplies, electricity, water and other utilities may impair our operations;
•	management may not be able to successfully establish and maintain effective internal controls over financial reporting;
S-4

•	our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our publicly traded securities;
•	there is uncertainty regarding the impact of our implementation of a reverse stock split;
•	the price of our Common Stock in public markets has experienced and may continue to experience severe volatility and fluctuations;
•	the volatility of our stock and the stockholder base may hinder or prevent us from engaging in beneficial corporate initiatives;
•
the terms of our outstanding warrants may limit our ability to raise additional equity capital or pursue acquisitions, which may impact funding of our ongoing operations and cause significant dilution to existing stockholders;

•	we may not have the ability to raise the funds necessary to settle conversions of the convertible securities in cash or to repurchase the convertible securities upon a fundamental change;
•	our planned cryptocurrency strategy faces high risk and uncertainty in light of market volatility and an evolving regulatory landscape; and
•	we are subject to other risks generally applicable to our industry and the conduct of our business.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to us or that we presently believe are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.
Additional information on these and other factors that could affect our operations or financial results are included in reports filed by us with applicable securities regulatory authorities and may be accessed through EDGAR (www.sec.gov). These risks and other factors are also discussed in more detail in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are expressly qualified in their entirety by this cautionary statement. We cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of the document containing the applicable statement. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompany prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
S-5

USE OF PROCEEDS
All of the shares of Common Stock being offered hereby are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any proceeds from the sale of securities by the selling stockholder. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling stockholder, including registration, listing fees, printers and accounting fees and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the selling stockholder will bear any selling discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares.
S-6

SELLING STOCKHOLDER
Up to 8,617,068 shares of our Common Stock are being offered, all of which are being offered for resale for the account of the selling stockholder. The selling stockholder acquired the shares of Common Stock from us on October 9, 2025 in connection with the assignment from the selling stockholder to us of certain promissory notes payable by 1974568 Ontario Limited, an Ontario corporation. The selling stockholder may from time to time offer and sell pursuant to this prospectus supplement any or all of the shares of our Common Stock being registered.
The table below sets forth certain information known to us with respect to the beneficial ownership of our shares of Common Stock held by the selling stockholder. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our Common Stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our Common Stock that will be held by the selling stockholder upon termination of any particular offering. See the section entitled “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholder will sell all its shares of Common Stock covered by this prospectus supplement.
In the table below, the percentage of shares beneficially owned is based on approximately 1,131,480,234 shares of our Common Stock outstanding as of October 9, 2025, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholder has sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

Selling Stockholder	Number of Common Shares Currently Owned (#/%)	Maximum Number of Common Shares to be Sold by the Selling Stockholders Pursuant to this Prospectus Supplement (#/%)	Common Shares Owned by the Selling Stockholders After Giving Effect to the Offering (#/%)
Double Diamond Holdings Ltd.(1)	8,617,068*	8,617,068*	—

*	less than 1%
(1)	Double Diamond Holdings Ltd. is a joint venturer with Aphria in 1974568 Ontario Limited (Aphria Diamond).
S-7

PLAN OF DISTRIBUTION
The selling stockholder may, from time to time, sell any or all of the shares of Common Stock beneficially owned by it and offered hereby. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of Common Stock.
The selling stockholder of the Common Stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the Common Stock or any other stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of shares of such Common Stock at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, the selling stockholder may elect to make a pro rata in-kind distribution of shares of our Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement forms a part by delivering a prospectus supplement. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Common Stock pursuant to the distribution through a registration statement.
The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions it assumes. The selling stockholder may also sell Common Stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
S-8

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We are required to pay certain fees and expenses incurred by us incident to the registration of the Common Stock.
The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
S-9

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by DLA Piper LLP (US), New York, New York. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended May 31, 2025 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of the Craft Acquisition II, which includes Atwater Brewery, Hop Valley Brewing Company, Terrapin Beer Co., and Revolver Brewing, because they were acquired by the Company in purchase business combinations during the year ended May 31, 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at www.tilray.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
This prospectus supplement is part of the Registration Statement and does not contain all the information set forth or incorporated by reference in the Registration Statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document.
S-10

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below that we have filed with the SEC. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement.
•	our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC on July 29, 2025;
•	the information specifically incorporated by reference into the Form 10-K for the fiscal year ended May 31, 2025 from our definitive proxy statement on Schedule 14A, filed on September 26, 2025;
•	our Quarterly Report on Form 10-Q for the quarter ended August 31, 2025, filed on October 9, 2025;
•	our Current Reports on Form 8-K, filed on June 23, 2025 and June 10, 2025; and
•
the description of our securities as set forth in our registration statement on Form 8-A/A (File No. 001-38594), filed with the SEC on October 1, 2020, pursuant to Section 12(b) of the Exchange Act, including the description contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, and any subsequent amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Tilray Brands, Inc., 265 Talbot Street West, Leamington, Ontario, Canada. Copies of the above reports may also be accessed from our web site at www.tilray.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus supplement relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.
Tilray Brands, Inc.
265 Talbot Street West
Leamington, Ontario, Canada
(844) 845-7291
S-11

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses, other than underwriting discount, payable by us in connection with the sale of the shares of Common Stock being registered. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Amount
SEC registration fee(1)(2)	$ *
FINRA filing fee	*
Nasdaq listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	$*

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for the securities offered under this Registration Statement, other than with respect to (i) the shares of Common Stock that may be issued and sold from time to time pursuant to the ATM Prospectus Supplement, (ii) the shares of Common Stock issuable upon exercise of certain outstanding warrants pursuant to the Warrant Shares Prospectus Supplement, and (iii) the shares of Common Stock to be sold by the selling stockholder pursuant to the Resale Prospectus Supplement.

(2)
Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the filing fee otherwise due for this Registration Statement by $7,616.40 (calculated at the applicable fee rate(s) in effect at the time of the prior registration statement on Form S-3 (File No. 333-267788)). Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation that will be in effect upon the closing of this offering provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws that will be in effect upon the closing of this offering provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.
We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Tilray, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Tilray. At present, there is no pending litigation or proceeding involving a director or officer of Tilray regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

Item 16.	Exhibits and Financial Statement Schedules.
(a) Exhibits.
The exhibits listed below on the Exhibit Index are filed herewith or are incorporated by reference to exhibits previously filed with the SEC.

		Incorporate by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement

1.2	Equity Distribution Agreement, dated as of May 17, 2024, by and among Tilray Brands, Inc. and TD Securities (USA) LLC and Jefferies LLC	8-K	001-38594	1.1	5/17/2024

3.1	Fifth Amended and Restated Certificate of Incorporation of Tilray Brands, Inc., dated as of December 19, 2024, as currently in effect	10-Q	001-38594	3.1	1/10/2025

3.2	Amended and Restated Bylaws, as of January 10, 2022, as currently in effect	8-K	001-38594	3.2	1/10/2022

4.1	Indenture, dated May 31, 2023, between Tilray Brands, Inc. and Computershare Trust Company, N.A.	8-K	001-38594	4.1	5/31/2023

4.2	First Supplemental Indenture, dated May 31, 2023, between Tilray Brands, Inc. and Computershare Trust Company, N.A.	8-K	001-38594	4.2	5/31/2023

4.3	Form of 5.20% Convertible Senior Note due 2027 (included in Exhibit 4.2)	8-K	001-38594	4.2	5/31/2023

4.4*	Specimen Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock

4.5	Form of Indenture, between Registrant and one or more trustees to be named					X

4.6*	Form of Debt Securities

4.7	Form of Common Stock Warrant Agreement and Warrant Certificate					X

4.8	Form of Preferred Stock Warrant Agreement and Warrant Certificate					X

4.9	Form of Debt Securities Warrant Agreement and Warrant Certificate					X

4.10	Warrant Indenture dated August 24, 2021 between HEXO Corp. and TSX Trust Company	8-K	001-38594	4.13	6/22/2023

Incorporate by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith
4.11	Supplemental Warrant Indenture dated June 22, 2023 among HEXO Corp., Tilray Brands, Inc. and TSX Trust Company	8-K	001-38594	4.12	6/22/2023

5.1	Opinion of DLA Piper LLP (US)					X

5.2	Opinion of DLA Piper LLP (US)					X

5.3	Opinion of DLA Piper LLP (US)					X

5.4	Opinion of DLA Piper LLP (US)					X

10.1	Arrangement Agreement, dated as of April 10, 2023, by and between Tilray Brands, Inc. and HEXO Corp.	8-K	001-38594	2.1	6/22/2023

10.2	Arrangement Agreement Amendment, dated as of June 1, 2023, by and between Tilray Brands, Inc. and HEXO Corp.	8-K	001-38594	2.2	6/22/2023

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of DLA Piper LLP (US) (reference is made to Exhibit 5.1)					X

23.3	Consent of DLA Piper LLP (US) (reference is made to Exhibit 5.2)					X

23.4	Consent of DLA Piper LLP (US) (reference is made to Exhibit 5.3)					X

23.5	Consent of DLA Piper LLP (US) (reference is made to Exhibit 5.4)					X

24.1	Power of Attorney (reference is made to the signature page hereto)

25.1	Statement of Eligibility of Trustee under the Indenture (to be filed separately under the electronic form type 305B2, if applicable)

107	Calculation of Filing Fee Table					X

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
#	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the Securities and Exchange Commission upon request.
(b) Financial Statement Schedules.
No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of October, 2025.

TILRAY BRANDS, INC.

By:	/s/ Irwin D. Simon
Irwin D. Simon Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irwin D. Simon and Mitchell Gendel as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Irwin D. Simon	Chief Executive Officer and Chairman (Principal Executive Officer)	October 9, 2025
Irwin D. Simon

/s/ Carl A. Merton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 9, 2025
Carl A. Merton

/s/ Renah Persofksy	Director	October 9, 2025
Renah Persofksy

/s/ Steven Cohen	Director	October 9, 2025
Steven Cohen

/s/ David Clanachan	Director	October 9, 2025
David Clanachan

/s/ John M. Herhalt	Director	October 9, 2025
John M. Herhalt

/s/ David Hopkinson	Director	October 9, 2025
David Hopkinson

/s/ Thomas Looney	Director	October 9, 2025
Thomas Looney